SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 21, 1999
                                                          (April 20, 1999)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
        (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)              File Number)   Identification No.)



       777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
      (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code. (650) 312-3000


                -------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 5.      Other Events

Registrant is filing a Form 8-K in order to update its progress on its Year 2000 compliance plans. By this filing, Registrant is not establishing the practice of filing further updates on Form 8-K in connection with its Year 2000 compliance plan.

Year 2000 Readiness Disclosure

When used in this Form 8-K and in future filings by the Company with the SEC, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements regarding the Year 2000 problem also include estimated timetables for implementation and completion of the phases of the Company's Year 2000 plan; projections of expenditures and financial items regarding the Year 2000 plan; statements regarding the possible effects of the Year 2000 problem on the Company's business and that of third parties with whom the Company does business; and possible contingency plans of the Company. Such statements are subject to certain risks and uncertainties, including those discussed under the caption "Specific Risks Associated with the Year 2000" below, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Information contained in this section regarding the Company's Year 2000 preparations is provided as of April 20, 1999, unless otherwise stated. Because the Year 2000 project is an ongoing Company-wide endeavor, the state of the Company's progress changes daily.

The Company's mission-critical securities trading systems, portfolio accounting systems, customer service systems, general ledger systems, and several of its international and domestic transfer agency systems, have been certified as Year 2000 compliant and are operating in production. The Company intends to have all but one of its remaining mission-critical systems, a replacement sales and marketing system, certified by June 1, 1999.

The Company participated in the Securities Industry Association "Streetwide Testing" which ended on April 17, 1999. This testing was successful and revealed no significant problems in the Company's systems. Due to the use of its domestic transfer agency system during Streetwide Testing, the Company delayed completion of some of its Year 2000 certification efforts on that system.

The Company has now resumed certification testing of the domestic transfer agency system and expects such testing will be finished in the near future. Successful tests have been completed on certain primary processes such as the establishment of new accounts and transactions which cross the century line. No material problems have been encountered to date in the remediation and testing of the system.

The Company's Year 2000 compliance plan is comprised of four phases: Assessment, Remediation, Testing and Implementation. The Company considers a system to be Year 2000 compliant when it has passed a number of prescribed tests established by the Company, viewed as the industry standard or suggested by regulators. However, no testing can guarantee that a system which has been certified as Year 2000 compliant will not have difficulties associated with the Year 2000.

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Assessment:   systems  are  inventoried,   budgets  and  strategies  are
              created to address identified problems.

Remediation:  software  corrections,  upgrades and other fixes are made;
              questionnaires requesting Year 2000 compliance assurances are sent to vendors and, in some cases, test scripts are requested.

Testing: internal systems are tested on a stand-alone basis; point-to-point testing is conducted for some systems, and the system is certified as Year 2000 compliant.

Implementation:  systems  that have been  identified  as being Year 2000
              compliant   are  put  into  normal   business   operation;
              end-user training is conducted.

The Company's Year 2000 plan prioritizes the Year 2000 certification of mission-critical systems over other systems and further prioritizes information technology ("IT") systems in general over non-IT systems. The following percentages refer only to mission-critical IT systems.


      Phase of          % of Mission
      Project           Critical Complete
     --------------------------------------
      Assessment          100%
      Remediation          97%
      Testing              85%
      Implementation       85%

The non mission-critical systems of the Company are either maintained by the Company's Information Systems & Technology ("IS&T") department or are end-user maintained systems. These systems are prioritized as "high", "medium" or "low" in the Company's Year 2000 plan. The IS&T systems have been given high priority, while the end user systems have been given lower priorities. The percentages below include only the IS&T-managed systems. Additional systems were added to the pool of non-mission critical systems during the quarter ended March 31, 1999, causing the Remediation completion percentage to drop by 1% from previously reported figures.

      Phase of          % of Non Mission Critical
      Project           IS&T Systems Complete
      -------------------------------------------
      Assessment          100%
      Remediation          98%
      Testing              84%
      Implementation       79%



NON-IT SYSTEMS. Non-IT systems include such items as building environment controls and elevators, electrical and security systems, public utility power supplies, phone company systems, and embedded computer chips in devices such as fax machines and copiers. Other than third-party long distance telephone and data lines and public utility electrical power, the Company's business operations are not heavily dependent on non-IT components or systems, and none of the Company's mission-critical systems is a non-IT system. Based upon the Company's ongoing assessment and information received from third parties, very few of the Company's non-IT systems will require remediation. The only such system identified to date as not being Year 2000 compliant is the internal building security system that the Company uses in certain of its leased properties. The Company has ordered a Year 2000 software upgrade from the vendor of this system. The Company does not expect to experience any material effects related to the Year 2000 compliance of non-IT systems unless there are general public utility problems beyond the Company's control.

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THIRD  PARTIES AND YEAR 2000.  The  Company's  business  operations  are heavily dependent upon a complex worldwide network of IT systems that are owned and managed by third parties; including data feeds, trading systems, securities transfer agent operations and stock market links. The Company has contacted all of its major external suppliers of goods and services to assess their compliance efforts and the Company's exposure in the event of a failure of third-party compliance efforts. The Company is in the process of validating and reviewing the responses received to date from these suppliers of mission-critical systems and in some cases is seeking additional information, written assurances of certification, or test scripts. To date, no mission-critical third-party supplier has informed the Company that it would not be Year 2000 compliant by the millenium date.

COST ESTIMATES. The total estimated costs through March 2000 associated with the Year 2000 project range from $50 million to $60 million, including an unallocated reserve. The estimated costs consist mainly of internal and third-party labor costs which are expensed as incurred. The total amount expended on the project through March 31, 1999 was approximately $26 million. The Company's estimates of the total costs to complete the Year 2000 project will continue to be refined in future periods. The Company believes that its existing liquid assets, together with expected cash flow from operations, combined with its borrowing capacity under existing credit facilities will be sufficient to fund anticipated expenditures.

CONTINGENCY PLANNING. The Company is developing comprehensive worldwide contingency plans, including identification of those mission-critical systems for which it is practical to develop a contingency plan. The Company currently expects to have its contingency plans complete and in place by September 1999. However, in an operation as complex and geographically dispersed as the Company's business there are, in certain cases, limited alternatives to some of its mission-critical systems or public utilities. While redundant systems and back-up power supplies are in place to address communication or power interruptions, if certain public utilities fail in multiple locations or mission-critical systems are not made Year 2000 compliant or fail, there could be a material adverse impact upon the Company's business, financial condition and results of operations. This is especially true if such outages or failures were to extend for a period of many days.

The Company's contingency plans are based on critical processes required to support the Company's worldwide business units, linking these processes to systems, and providing work-arounds to mitigate the loss of such systems. A software planning tool has been employed to facilitate the creation of contingency plans. Business continuity planning specialists are assisting in the contingency planning process in each of the Company's global business areas.

The Company has formed a Year 2000 cross-over team with representatives from each major business function around the globe, including IS&T. The cross-over team will identify what the Company must do before, during and after the Year 2000 cross-over. The Company's computer systems, including customer information records, are already routinely backed-up and the cross-over team is preparing processes to address any unusual occurrences related to the Year 2000 cross-over.
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

SPECIFIC RISKS ASSOCIATED WITH THE YEAR 2000. The Company's ability to manage Year 2000 issues is subject to uncertainties beyond its control that could cause actual results to differ materially from what has been discussed above. The Company could become subject to legal claims in the event of any Year 2000 problem in the Company's business operations. In addition, the Company and its subsidiaries are subject to regulation by various governmental authorities which could impose sanctions or fines or cause the Company to cease certain operations in the event its systems are not Year 2000 compliant. Also, investors concerned about the Year 2000 issues could withdraw monies from the Company's funds resulting in a decline in assets under management which could have a material adverse effect upon the Company's business, financial condition and results of operations.

Factors that could influence the impact of the Year 2000 problem include the success of the Company in identifying systems and programs that are affected. Other facts include the nature and amount of testing, remediation, programming, installation and systems work required to upgrade or to replace each of the affected programs or systems; the rate, magnitude and availability of related labor and consulting costs; the success of the Company in correcting its internal systems and the success of the Company's external partners and suppliers in addressing their respective Year 2000 problems.

The failure of organizations such as those mentioned above under "Third Parties and Year 2000" to resolve their own issues with respect to the Year 2000 problem could have a material adverse effect on the Company's business, financial condition and results of operations.





                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      FRANKLIN RESOURCES, INC.
                     (Registrant)


Date: April 21, 1999 /s/ Leslie M. Kratter
                     --------------------------
                     LESLIE M. KRATTER
                     Vice President


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